Exhibit 99.2
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LandAmerica  Financial Group  Completes  Purchase of Primis,  Inc.;  Acquisition
Gives LandAmerica OneStop(TM) Technological and Competitive Advantages

RICHMOND,  Va., Oct. 31 /PRNewswire/ -- LandAmerica Financial Group, Inc. (NYSE:
LFG - news) today announced that it has completed the acquisition of Primis, Inc., the nation's leading web-based provider of real estate-related services. LandAmerica intends to merge Primis into its LandAmerica OneStop operations in the near future. LandAmerica OneStop provides coordinated title and real estate-related services to national origination customers, including lenders, builders, real estate agents and internet aggregators.

"With the completion of the acquisition, LandAmerica OneStop strengthens its position as the leader in providing fast, cost-efficient access to the best products and services in the marketplace," said Charles H. Foster, Jr., chairman and CEO of LandAmerica. "We believe Primis' sophisticated technology provides LandAmerica OneStop with a platform that dramatically extends its reach in providing single-source contact for bundled services that encompass customers' entire transaction fulfillment needs.

"LandAmerica OneStop has gained a number of significant competitive advantages through this acquisition. We believe no one else in the marketplace can offer a comparable array of analysis, management and fulfillment services with the ease and flexibility of a proven e-commerce engine that Primis' technology provides. We have also gained an appraisal unit that has considerable market share and provides a full range of electronic services across the country. Finally, Primis brings to OneStop one of the largest appraisal databases of geographically dispersed property information. The combination of these resources with
OneStop's existing business forms what we believe is a compelling long-term business model, although the Primis acquisition is expected to result in a moderate reduction to earnings in the short-term," Foster added.

C. James Schaper, CEO of Primis and named CEO of the combined Primis/LandAmerica OneStop operations, said, "As we've worked toward completing this transaction, the synergies that should be produced by the combination of LandAmerica OneStop and Primis have become even more apparent. We believe that we can reshape the industry in ways that will benefit our customers and strengthen OneStop's position as the leader in providing customers with the best and most comprehensive array of services and solutions available."

Specific terms of the purchase were not disclosed. The merged LandAmerica OneStop will be based in Primis' Atlanta headquarters, with major title and closing fulfillment service centers in Richmond, Dallas and Orange County, California.

LandAmerica will conduct a conference call at 11:30 a.m. Eastern Standard Time on Wednesday, November 1, 2000, to discuss the Primis acquisition. Those wishing to participate should dial 1-800-818-5264 and provide the conference operator with the confirmation code 609703. The conference call will be simultaneously
broadcast   over  the  Internet   via


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LandAmerica's Web Site, located at http://www.landam.com. Additionally, an audio archive of the call will also be available on the company's Web Site.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. (www.landam.com) is a premier provider of title insurance and a broad range of real estate-related services. LandAmerica, through its underwriter subsidiaries, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, and Transnation Title Insurance Company, services its residential and commercial customers with more than 600 offices and 8,000 agents throughout the United States, Canada, the Caribbean, and South America. LandAmerica OneStop, a subsidiary of LandAmerica Financial Group, Inc., offers a full range of residential real estate services accessed via a single contact, either by phone, fax, or electronic connection.

The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report or Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.










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